FIRST AMENDMENT TO AGREEMENT FOR
PURCHASE AND SALE OF REAL
PROPERTY AND ESCROW INSTRUCTIONS

THIS FIRST AMENDMENT TO PURCHASE AND SALE OF REAL

PROPERTY AND ESCROW INSTRUCTIONS (this “Amendment”) is made and entered into as of the 9th day of April 2007, by and between Commons V Investment Partnership, a Florida general partnership (“Seller”), and Triple Net Properties, LLC, a Virginia limited liability company (“Buyer”).

RECITALS

A. Seller and Buyer are parties to that certain Agreement for Purchase and Sale of Real Property and Escrow Instructions, dated as of March 16, 2007 (“Agreement”), regarding the real property commonly known as Commons V Medical Office Building, located in Naples, Florida together with improvements thereon and certain other property as set forth in the Agreement (collectively, the “Property”).

B. Seller and Buyer desire to amend the Agreement as provided in this Amendment.

NOW THEREFORE, in consideration of the promises, terms and conditions contained herein and such other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Buyer and Seller hereby agree that the Agreement is hereby amended as follows:

1. Due Diligence. The Due Diligence Period is expired as of the date of this Amendment.

2. Closing Date. The Close of Escrow shall occur on April 24, 2007; provided, however, that Buyer shall have a one-time right to extend the Close of Escrow up to five (5) business days by providing notice on or prior to April 19, 2007. In addition, Seller shall have until two (2) business days before the Close of Escrow in order to provide the estimated Closing Statement to Buyer, amending the timeframe set forth in 6.7.2 of the Contract.

3. Counterparts; Facsimile Signatures; Ratification. This Amendment may be signed in counterparts, each of which shall be an original, but all of which shall constitute one agreement. This Amendment may be delivered by facsimile, and such facsimile counterparts shall be valid and binding on the parties with the same effect as if original signatures had been exchanged. Except as provided for in this Amendment, the Agreement remains in full force and effect unchanged and unaffected, and Seller and Buyer hereby ratify and confirm the same.

[SIGNATURES TO FOLLOW]

IN WITNESS WHEREOF, Buyer and Seller have executed this First Amendment on the date first above written.

SELLER:	Commons V Investment Partnership, a Florida general partnership

By:/s/ Jerry F. Nichols

Jerry F. Nichols, Managing Partner
By:Ribek Corporation, a Delaware corporation and Managing Partner for above partnership

By:/s/ Edward J. Mace

Edward J. Mace, Vice President
By:Manatee Building Partnership, a Florida general partnership, and Managing Partner for above partnership

By:/s/ George W. Ferguson

George W. Ferguson, Managing Partner

BUYER:	Triple Net Properties, LLC, a Virginia limited liability company

By: /s/ Jack Maurer

Name: Jack Maurer
Its: Executive Vice President

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